FINAL TRANSCRIPT

















                Conference Call Transcript

                ACCL - Q2 2006 Accelrys Inc. Earnings Conference Call

                Event Date/Time: Nov. 03. 2005/5:00PM ET
                Event Duration: N/A

CORPORATE PARTICIPANTS

Bret Archibald
Accelrys Inc. - Financial Reporting Manager

Mark Emkjer
Accelrys Inc. - President, CEO

David Sankaran
Accelrys Inc. - SVP, CFO



CONFERENCE CALL PARTICIPANTS

Andrew Braswell
Newbridge Securities - Analyst

PRESENTATION


--------------------------------------------------------------------------------
 Operator

Good day, ladies and gentlemen and welcome to the second quarter 2006 Accelrys Incorporated earnings conference call. My name is Alisha (ph) and I will be your operator. At this time all participants are in a listen-only mode. We will be facilitating a question and answer question session towards the end of today's conference. If at any time during the call you require assistance, please press star followed by zero and a coordinator will be happy to assist you. As a reminder, this conference is being recorded for replay purposes. I would now like to introduce your host for today's, Mr. Bret Archibald, Financial Reporting Manager. Please proceed, sir.


--------------------------------------------------------------------------------
 Bret Archibald  - Accelrys Inc. - Financial Reporting Manager

Thank you and good afternoon everyone. Joining me today are Mark Emkjer, our President and CEO; and Dave Sankaran, our CFO. We released unaudited second quarter fiscal 2006 and year-to-date results earlier today. Before we begin I'd like to remind you that the following discussion including our response to questions at the end of our formal remarks contains forward-looking statements. Such statements include statements regarding the Company's future product offerings. These statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties the risks including, but not limited to, the risks that these products will not be successfully and timely developed and / or launched and risks relating to market demand for and acceptance of these new products. More information about potential factors that could effect the Company's business and financial results is included in the risk factors set forth in the Company's annual report on form 10-K for the year ended March 31st, 2005 and with the Company's other filings with Securities and Exchange Commission. Actual results could differ materially as a result of such factors from those set forth in the forward-looking statements. We disclaim any intent or obligation to release publicly any updates or revisions of these forward-looking statements. And now I'll hand the call over to Mark.


--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

Thanks, Bret. Hello, everyone. Following my remarks Dave will discuss the detailed financial results for the quarter but I want to start by saying that I continue to be pleased with our financial progress. Our Q2 results showed marked improvement from prior year. In addition to our financial improvements we made significant progress in a number of areas during the quarter. First, we completed the management team with the addition of Rick Murphy at Senior Vice President of Worldwide Sales and Services. I strongly believe that Rick is the ideal person to lead our international sales and service teams. In particular, Rick has led an organization through the transformation from a point product provider to a solutions company. Accelrys, as you know, is in the midst of just such a transformation and will benefit from Rick's leadership.

We also announced the appointment of Dr. Matt Hahn as our Chief Science and Technology Officer. Matt brings a wealth of scientific and technical experience and leadership to this key role. With these appointment our management team is complete and poised to strengthen Accelrys's leadership position as a provider of solutions for research and development within the life and material science industries.

As I've mentioned on previous calls we are on track to ship two of the largest most significant product releases in our Company's history. Discovery Studio 1.5 is a major release of our modelling and simulation products for the biopharmaceutical market and will solidify Accelrys's position at the forefront of our industry. The product is in beta testing and we are gathering customer feedback prior to general release. I can tell you that the customer feedback to date has been tremendously positive. This product will ship by the end of the year.

Material Studio 4.0 is on schedule for release before the end of the fiscal year. This offer will be the most advanced comprehensive product in the marketplace. We believe this offering will accelerate the adoption of modelling and simulation technique in the materials, petrochemical and related industries.

Finally it has been one year since we acquired SciTegic and I can say that this has been a very successful acquisition. I cannot over-emphasize the importance of acquisition has had and will continue to have for the future of Accelrys. This technology moves us closer to becoming the de facto scientific software platform provider. Additionally, the SciTegic technology provides a catalyst in our transformation to a customer centric solutions Company. I'm confident that our continued investment in the SciTegic technology will yield significant results. With the full management team in place and significant product releases in the near future it is an exciting time at Accelrys. As always, I appreciate the efforts of our employees, the loyalty of our customers, and the continued support of our stockholders. Now, let me turn the call over to Dave for more details on the quarterly results.


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Thanks, Mark. Let's start with the second quarter results. Revenue increased 30% to 18.6 million in the quarter up from 14.3 million in the year ago quarter. The increase reflects the impact of deferred revenue arising from our transition to subscription accounting for the majority of our customer contracts. Total expenses in the quarter were 21.1 million compared with 19.4 million in the year-ago quarter. This current quarter included three full months of expenses from our SciTegic subsidiary whereas the year-ago quarter only included three days. Notably our scrutiny on expenses resulted in our core business expenses remaining flat from the prior year. Net loss in the current quarter was 2.3 million or $0.09 per share, a reduction of 54% from 5.1 million or $0.21 per share in the year-ago quarter.

Turning to the year-to-date results revenue increased 31% to 37.1 million up from 28.5 million in the year-ago period. Again, this increase reflects the impact of deferred revenue arising from the transition to subscription accounting. Total expenses were 43.6 million in the period compared with 39.1 million in the year-ago period. This current -- the current 6-month period include a full 6 months of expenses from SciTegic whereas again the prior year only included three days because we bought SciTegic on September 27th of last year. And once again expenses in our core business for the 6-month period were flat with the prior year.

Our loss from continuing operations for the 6-month period was 6.1 million or $0.23 per share improved from 10.1 million or $0.42 per share in the year-ago period. That's a 40% reduction in the loss. There were no discontinued operations in the current 6-month period however there was a loss of discontinued operations of 1.1 million or $0.05 per share in the year ago period. When you add in these discontinued operations our net loss for the 6-month period improved to 6.1 million or $0.23 per share improved from 11.3 million or $0.46 her share in the same period of last year. Finally on the balance sheet, we ended the quarter with $52.8 million in cash and no debt, obviously a very strong position. Operator we'll now open the call for any questions.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
 Operator

(Operator Instructions) The first question comes from the line of Andrew Braswell with Newbridge Securities. You may go ahead, sir.


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

Good afternoon, gentlemen.


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Hey, Andy.

--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

 Andy, how are you?


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

Well, thanks. Well, thanks. Please bear with me I'm actually out of town at a conference and so I've just gotten to do a real quick glance over at the numbers. The -- the con -- conspicuous by its absence is -- is one key metric and that's orders. So I was just hoping you comment on why we don't seem to be reporting that?


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO


Yes. Absolutely. We didn't think that you would -- that would go unnoticed. Remember, we -- we gave out orders over the last several quarters. I've been here I guess this is my third quarter. We gave out orders to really help investors during the transition to subscription accounting. Obviously, normally, you'd want to just report revenues under GAAP but given the transition to subscription accounting we thought it made sense to give the orders during that period as well. Now there's a number of reasons why we are no longer giving the orders data. The first is that it's not a GAAP measure whereas revenue of course is a GAAP measure it's audited by Earnst and Young once a year and they do a quarterly review on it and it's standardized from company to company obviously because there's a set of rules around that.

The second one is, if you think about one of the primary reasons for switching to subscription accounting, in the operational levels and having been in sales operations for a long time in this offer industry I can tell you, customers tend to understand the system, they tend to take advantage, to use a phrase, at the end of the quarter to get discounts out of the -- out of the vendors and knowing that we need that revenue in that quarter. Well, when we switched to subscription accounting you clearly don't need that revenue in that quarter because in fact we don't start taking revenue under the subscription method until the next month. So I guess the simple way of saying it, we're somewhat indifferent if the customer wants to sign a deal on October 29th or if they want to sign it on October 5th our level of discounting tends not to change which is very different than the traditional software marketplace. So, I -- I think there's a lot of good reasons to switch to subscription accounting and it makes kind of getting the order in at one time or another somewhat less important. So we are coming more consistent with the way most companies report. The way to get to some sense of what's happening with our bookings or orders is to look at the revenue number, which is again an audited figure ultimately and the deferred revenue item on the -- on the balance sheet. So, I know most investors between looking at those two can get a sense for what the order intake for the Company is and -- and also I guess more importantly the backlog looking forward.


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

Okay. I suppose that makes sense I just, you know, I'm -- I'm comfortable with the fact that -- that you're not wishing to -- to issue any - any guidance sort of in the midst of -- of what's often referred to as a tur -- turnaround. But, you know, we certainly appreciate every metric we can get our hands on, your just certainly makes things easier from our perspective, so. Secondarily, there seems to be a lot of turnover of what I would consider relatively key personnel, and, even if you don't wan to comment on a specific case-by-case basis I was hoping you could sort of maybe characterize what the environment around there is like right now and perhaps just give us some -- some color on -- on what -- what the -- what the drivers of that are.


--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

Yes, Andy, this is Mark. Well, in any turnaround there's always going to be turnover. In fact you typically see initially the executive team change over and frankly seven of nine have changed over. But as I've stated earlier in the call, we just hired our VP of Sales and that completes the management team now. So the executive team is done relative to some of the turnover you may be reading about in the chat room or -- or some of those places, again, much of this was the executive team that was intentionally turned over. We believe we had to import some -- some talent, people with different experience to -- to help us along with this turnaround. So, I -- I think it's -- it's very normal and frankly our involuntary turnover ratio right now is running below 10% as a Company.


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

 Single digits for us -- for a high tech company. Not too bad.

--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

Yes. So I -- the -- the Company right now, I think, is very, very focussed on two things: One is profitability. You know, continuing to balance and move our fragi -- pur financial trajectory in that matter. And the second thing we're very focussed on is disciplined product portfolio management, and, you know, frankly what that means is retiring some products and harvesting others and investing in what we what we call horizon 2 and horizon 3 markets which we think are future growth markets. And so, really, the push is towards profitability and identifying growth drivers balancing that portfolio so that we have growth for the future. And I think, people are not as obsessed about the turnover. I think people are more focussed on profit and growth right now. That's what's important for our Company as we complete this turn.


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

Okay. I mean I certainly appreciate the response. Just to -- just to clarify, I'm certainly not a frequenter of -- of message boards. Because we certainly know what the motivations of -- of those type of people are. I've just been following the -- the 8-K's which in many cases there hasn't been any comment other than -- than those filings. So that was -- that was what led to my question.


--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

Andy, I'll -- I'll make one more comment to you. And, again, this is personal, but I've led three turnarounds. I don't consider this to a turn around yet until we become profitable. But I would tell you this, without question this is the strongest management team that I've ever had the honor to lead.


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

That's good to know. Since you in -- in answering last question, led us into the move towards profitability, which is a key issue for us, it's been less than a year that I've -- since I --I initiated coverage on the Company so I'm still sort of trying to fine tune my -- my models for you guys. I seem to be doing pretty well predicting the top-line, but getting some of your expense margins is -- is really -- really giving me a fit. In particularly in this quarter through the sales and marketing expense, and I'll tell you, if we were looking for an -- an additional indicator of what new order volume might be, I would -- I would look at that perhaps as an indication and down to my back of the envelope sort of calculation around 39.7% as a -- as a percentage of sales. Is that right?


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Yeah.


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

Okay. So then that's 4.5% lower than -- than what we're looking for and, wow, what is it down? 13, 14%, year-over-year? I guess the -- the end of your -- your -- your sales year had some effect there, again?


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Yeah, actually I'm glad you asked the question. And obviously I can't recall if we alluded or if we specifically talked about this in an earlier call. But, rewinding the clock back to the first couple of months I was here we did have a reduction in force that was primarily in the sales force and so in fact our sales efficiencies, the cost of sale relative to a revenue dollar, is actually up by almost 20% year-over-year, and that's by design for some actions that Mark and myself and the sales leadership team took at the beginning of the year and we -- we did cut that publicly going back some months now. So we're starting to see the benefit of that. That -- that decline in sales expense is part of the -- the turn to profitability that Mark's alluding to and that was a key component in what we've done in the last nine months or so in that front.

--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

Certainly. Certainly. Hey, I wouldn't be looking a gift horse in the mouth in that regard, pushing down the expenses is certainly a major priority and looking at these results it appears you're having some success. So, congratulations on the quarter.


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Thank you, Andy.


--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

Thank you, Andy.


--------------------------------------------------------------------------------
 Andrew Braswell  - Newbridge Securities - Analyst

 Sure.


--------------------------------------------------------------------------------
 Operator

As a reminder, ladies and gentlemen, press star-1 to ask your questions.


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Well, if there's no more, I think we'll go ahead and wrap it up.


--------------------------------------------------------------------------------
 Operator

No additional questions, sir.


--------------------------------------------------------------------------------
 Mark Emkjer  - Accelrys Inc. - President, CEO

Well, thank you everyone for participating in our call and we look forward to updating you on our progress following this quarter. And as always, we thank you for your continued support of Accelrys.


--------------------------------------------------------------------------------
 Bret Archibald  - Accelrys Inc. - Financial Reporting Manager

Thanks everybody.


--------------------------------------------------------------------------------
 David Sankaran  - Accelrys Inc. - SVP, CFO

Thank you everyone.


--------------------------------------------------------------------------------
 Operator

Ladies and gentlemen, this concludes today's conference. You may now disconnect. Good day.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

(C) 2005, Thomson StreetEvents All Rights Reserved.